UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

Merchants Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MERCHANTS BANCSHARES, INC.

275 Kennedy Drive

South Burlington, Vermont 05403

On April 15, 2016, Merchants Bancshares, Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission, which was recently distributed in connection with the Company’s Annual Meeting of Stockholders scheduled for May 26, 2016 (the “Annual Meeting”). Due to an administrative error, the number of shares of the Company’s common stock outstanding on March 28, 2016, the record date for the Annual Meeting, was incorrectly stated in the Proxy Statement as 7,172,043. The correct number of shares outstanding as of March 28, 2016 is 6,856,074, all of which are entitled to vote at the Annual Meeting.

The error also resulted in an incorrect statement of the relative percentages of the Company’s common stock held as of March 28, 2016 by (i) the beneficial owners of more than 5% of the Company’s common stock reported in the table under “5% Stockholders” and (ii) Raymond C. Pecor, Jr., Patrick S. Robins, Michael R. Tuttle, and directors and executive officers as a group in the table under “Directors, Director Nominees and Executive Officers” on page 31 of the Proxy Statement. The corrected percentages for such owners as of such date are as follows: Charles A. Davis — 6.2%, BlackRock, Inc. — 5.8%; Mr. Pecor, Jr. — 4.1%; Mr. Robins — 1.4%; Mr. Tuttle — 1.2%; and directors and executive officers as a group — 9.2%. No other director or named executive officer owned in excess of one percent of the Company’s outstanding shares of common stock as of such date.